SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 10, 2005

                          Golden Phoenix Minerals, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Minnesota                     0-22905                 41-1878178
  (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)           Identification No.)

       1675 East Prater Way, #102, Sparks, Nevada               89434
        (Address of principal executive offices)              (Zip code)

                    (775) 853-4919
             Registrant's telephone number,
                   including area code



          (Former Name or Former Address, If Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On May 10, 2005, Golden Phoenix Minerals, Inc. (the "Company") entered into that certain Golden Phoenix/Schnack Agreement (the "Agreement"), by and between the Company and William D. and Candida Schnack (the "Lender"). Pursuant to the Agreement, the Lender shall advance to the Company $1,000,000 on the Company's production and sale of molybdenum concentrates from its Ashdown mine. The advances are restricted to funding the re-opening of the Sylvia Vein molybdenum deposit, including, but not limited to, permitting, bonding, and all related costs of driving drift to the ore face. Advances will be disbursed in accordance with the achievement by the Company of pre-approved milestones as set forth in the Agreement. In consideration of the advances, the Lender will receive the repayment of the advances, a premium of $2,000,000 and 1,000,000 two-year warrants to purchase common stock of the Company at an exercise price equal to $0.14 per share. The advance amount ($1,000,000) and premium payment ($2,000,000) will be made in monthly installments as follows: (a) 15% of gross molybdenum concentrate sales produced from the Ashdown Mine on the first of every month starting when production begins; (b) Beginning October 1, 2005, a minimum payment of $500,000 or 15% of the gross, which ever is greater is due and payable on the first of every month thereafter until both the advance and premium are retired in full; and (c) The final payment will be due and payable February 1, 2006.

      In addition, the Company agreed that, during the period that is two (2) years from the date of the Agreement, in the event there is any dilution of the stock of the Company, the number of warrants to the Lender shall be increased to reflect this dilution.

      On May 12, 2005, the Company issued a press release on the agreement attached hereto as an exhibit.



ITEM 9.01      EXHIBITS

99.1 Golden Phoenix/Schnack Agreement, dated May 10, 2005 by and between Golden Phoenix Minerals, Inc and William D. and Candida Schnack

99.2           Press Release, dated May 12, 2005


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 17, 2005           GOLDEN PHOENIX MINERALS, INC.

                                By:      /s/Steven Craig
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                                Name:    Steven Craig
                                Title:   Chairman of the Board of Directors and
                                         Interim Chief Executive Officer

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